ADMINISTRATIVE AGREEMENT


         AGREEMENT made this 11th day of June 1999, between ACTIVA MUTUAL FUND TRUST, a Delaware business trust (the "Trust") and each series of the Trust (the "Funds") and ACTIVA ASSET MANAGEMENT LLC, a Michigan LLC (the "Administrator").

         IN CONSIDERATION of the mutual promises and undertakings herein contained, the parties hereto agree with respect to each Fund:

1.       Duties of the Administrator.
                           The Trust hereby employs the Administrator to act as
                  administrator of the Fund and to administer its affairs, subject to the supervision of the Trustees of the Trust, for the period and on the terms set forth in this Agreement.
                           The Administrator hereby accepts such employment, and
                  undertakes to afford to the Trust the advice and assistance of the Administrator's organization in the administration of the Fund as identified on Schedule A; to furnish for the use of the Fund office space and office facilities, equipment and personnel for providing the services specified in Schedule A and to pay the salaries and fees of all Trustees of the Trust. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.
                           Notwithstanding the foregoing, the Administrator
                  shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of the Fund's assets or the rendering of investment advice and supervision with respect thereto or the distribution of shares of the Fund, nor shall the Administrator be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, custodian or shareholder servicing agent of the Trust or the Fund.

2.       Allocation of Charges and Expenses.
                           The Administrator shall pay the entire salaries and
                  fees of all of the Trust's Trustees and officers who devote part or all of their time to the affairs of the Administrator, and the salaries and fees of such persons shall not be deemed to be expenses incurred by the Trust for purposes of this
                  Section 2. Except as provided in the foregoing sentence, the Administrator shall not pay any expenses relating to the Trust or the Fund including, without implied limitation,

(i)      expenses of maintaining the Fund and continuing its existence,
(ii)     registration of the Trust under the Investment Company Act of 1940,
(iii)    commissions, fees and other expenses
         connected with the acquisition, disposition and valuation of securities and other investments,
(iv)     auditing, accounting and legal expenses,
(v)      taxes and interest,

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(vi)     governmental fees,
(vii)    expenses of issue, sale, repurchase and redemption of shares,
(viii) expenses of registering and qualifying the Trust, the Fund and its shares under federal and state securities laws and of preparing and printing prospectuses for such purposes and for distributing the same to shareholders and investors, expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefore,
(ix)     expenses of reports to governmental officers and commissions,
(x)      insurance expenses,
(xi)     association membership dues,
(xii)    fees, expenses and disbursements of
         custodians and subcustodians for all
         services to the Fund (including without
         limitation safekeeping al funds, securities and other investments, keeping of books and accounts and determination of net asset values),
(xiii) fees, expenses and disbursements of transfer agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to the Fund,
(xiv)    expenses for servicing shareholder accounts,
(xv) any direct charges to shareholders approved by the Trustees of the Trust, and
(xvi)    such nonrecurring items as may arise,
         including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees and officers with respect thereto.

3. Compensation of the Administrator.
                           For services to be rendered by the Administrator
                  provided herein, each series of the Trust shall pay to the Administrator a fee, payable quarterly, at the annual rate of .15% of average daily net assets. The fee for the Value series shall be effective beginning September 1, 1999.

4. Other Interests.
                           It is understood that Trustees and officers of the
                  Trust and shareholders of the Fund are or may be or become interested in the Administrator as trustees, officers, employees, shareholders or otherwise and that trustees, officers, employees and shareholders of the Administrator are or may be or become similarly interested in the Fund, and that the Administrator may be or become interested in the Fund as shareholder or otherwise. It is also understood that trustees, officers, employees and shareholders of the Administrator may be or become interested (as directors, trustees, officers, employees, stockholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which the Administrator may organize, sponsor or acquire, or with which it may merge or consolidate or any combination thereof as part of their name, and that the Administrator or its subsidiaries or affiliates may enter into advisory or management or administration agreements or other contracts or relationships with such other companies or entities.

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5. Limitation of Liability of the Administrator.
                           The services of the Administrator to the Trust and
                  the Fund are not to be deemed to be exclusive, the Administrator being free to render services to others and engage in other business activities. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator, the Administrator shall not be subject to liability to the Trust or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

6. Sub-Administrators.
                           The Administrator may employ one or more
                  sub-administrators from time to time to perform such of the acts and services of the Administrator and upon such terms and conditions as may be agreed upon between the Administrator and such sub-administrators and approved by the Trustees of the Trust.

7. Duration and Termination of this Agreement.
                           This Agreement shall become effective upon the date
                  of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including March 31, 2000 and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after March 31, 2000 is specifically approved at least annually (i) by the Board of Trustees of the Trust and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Administrator or the Trust. Either party hereto may, at any time on sixty (60) days' prior written notice to the other, terminate this Agreement without the payment of any penalty, by action of Trustees of the Trust or the trustee of the Administrator, as the case may be, and the Trust may, at any time upon such written notice to the Administrator, terminate this Agreement by vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically in the event of its assignment.

8. Limitation of Liability of the Trustees, Officers, and Shareholders.
                           A copy of the Agreement and Declaration of Trust of
                  the Fund is on file with the Secretary of State of the Commonwealth of Delaware and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

9. Amendments of the Agreement.
                           This Agreement may be amended by a writing signed by
                  both parties hereto, provided that no amendment to this Agreement shall be effective until approved:

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                    (i)  by the vote of a majority of those Trustees of the
                         Trust who are not interested persons of the Administrator or the Trust, and

                    (ii) by vote of the Board of Trustees of the Trust.
                         Additional series of the Trust, however, will become a Fund hereunder upon approval by the Trustees of the Trust and amendment of Schedule A.

10.      Limitation of Liability.
                           The Fund shall not be responsible for the obligations
                  of any other series of the Trust. The Administrator expressly acknowledges the provision in the Declaration of Trust of the Trust limiting the personal liability of shareholders of the Fund and of the officers and Trustees of the Trust, and the Administrator hereby agrees that it shall have recourse to the Trust or the Fund for payment of claims or obligations as between the Trust or the Fund and the Administrator arising out of this Agreement and shall not seek satisfaction from the shareholders or any shareholder of the Fund or from the officers or Trustees of the Trust.

11.      Certain Definitions.
                           The terms "assignment" and "interested persons" when
                  used herein shall have the respective meanings specified in the Investment Company Act of 1940 s now in effect or as hereafter amended subject, however, to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. the term "vote of a majority of the outstanding voting securities" shall mean the vote of the lesser of (a) 67 per centum or more of the shares of the Fund present or represented by proxy at the meeting if the holders of more than 50 per centum of the outstanding shares of the Fund are present or represented by proxy at the meeting, or
                  (b) more than 50 per centum of the outstanding shares of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                           ACTIVA MUTUAL FUND TRUST
                                           By /s/ James J. Rosloniec
                                              __________________________________
                                                  James J. Rosloniec, President

                                           ACTIVA ASSET MANAGEMENT, LLC

                                           By /s/ Allan D. Engel
                                              __________________________________
                                                  Allan D. Engel, President


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                                   SCHEDULE A

                        ADMINISTRATIVE AGREEMENT SERVICES

The following services will be provided to the Trust and each series of the
Trust:

Compliance

o    Maintain and manage annual regulatory filing and compliance calendar.

o    Obtain tax identification numbers from the IRS for each Fund portfolio.

o Maintain books and records on behalf of the Fund, as agreed upon by the parties.

o Notify appropriate Fund officers of mark-to-market issues pursuant to Board-approved procedures and of any security pricing issues.

o    Provide appropriate assistance with respect to SEC inspections including
     (i) rendering advice regarding proposed responses (ii) compiling data and other information in response to SEC requests for information and (iii) communicating with SEC staff members, as necessary.

o Provide appropriate assistance with respect to audits conducted by the Fund's independent accountants including (i) compiling data and other information and (ii) communicating with independent accountants, as necessary.

o Consult with and advise, on a proactive basis, Fund portfolio managers with respect to compliance matters. o Prepare brokerage allocations and supporting documentation for use by Trustees.

o    Monitor compliance with Trust Code of Ethics policies.

o    Prepare and file Form N-SAR.

Tax and Financial Services
o    Assist Fund's Independent Accountants with 17f-2 audit process.

o    Obtain Fund CUSIPs.

o Prepare and coordinate production of semi-annual/annual financial statements.

o    Validate/approve Fund expenses to be paid.

o    Register Fund portfolios with NASDAQ.

o    Prepare financial materials for Board of Trustees.

o Calculate declaration of income/capital gain distributions in compliance with income/excise tax distribution requirements.

o Review all dividend declarations to ensure that such distributions are not preferential under the Internal Revenue Code.

o Review and file federal and state income tax returns and federal excise tax returns within statutory deadlines.

o    Provide expense budgeting consulting to review expense ratios.


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Legal Services

o Maintain files and coordinate with independent legal counsel the preparation and review of registration statements, Fund contracts, Fund proxies and other Fund legal documentation.

o    Provide consultation with respect to product development issues.

o Provide assistance concerning matters pertaining to Federal securities laws, bank regulatory issues, tax-related issues and ERISA issues.

o    Provide information concerning current legal and regulatory development.

o    Provide comments, as appropriate, concerning regulatory agency proposals.

o Maintain appropriate insurance coverage on behalf of the Fund in the form of (i) a Directors & Officers/Errors & Omissions professional liability and
     (ii) a Fidelity Bond.

Board & Shareholder Meeting Matters
o        Prepare for and conduct shareholder meetings.

o        Assist in the completion of trustee/officer questionnaires.

o        Make available persons to serve as officers of the Fund.

o Maintain calendar and files for all Board of Trustees meetings, including the maintenance of Fund minute books and corporate records (e.g., Declaration of Trust, Bylaws).

o        Prepare quarterly Board of Trustees meeting responsibility chart.

o        Provide appropriate personnel to attend Board of Trustees meetings.

o Prepare Board of Trustees agendas and relevant sections of Board of Trustees materials.

o        Produce and distribute Board of Trustees books.

o        Record minutes of Board of Trustees meetings.

Registration Statements
o Manage the process of updating and filing registration statements by (i) reviewing or recommending proposed disclosure changes, (ii) compiling data for purposes of updating information, (iii) receiving disclosure comments and communicating them to counsel to the Fund and the financial printer and
     (iv) overseeing and approving revisions that are made by the financial printer.

o Prepare periodic supplements to Fund prospectuses or, if the parties agree, review such supplements that are prepared by counsel to the Fund.

The series to be provided with the services and the effective date are identified below.

                           FUNDS                          EFFECTIVE DATE
                           -----                          --------------
                  Activa Money Market Fund                September 1, 1999
                  Activa Intermediate Bond Fund           September 1, 1999
                  Activa Value Fund-Class A               September 1, 1999
                  Activa Value Fund-Class R               September 13, 1999
                  Activa Growth Fund                      September 1, 1999
                  Activa International Fund               September 1, 1999

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